UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2006

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-23687
(Commission File Number)

84-1379282
(IRS Employer Identification No.)

500-750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T7
(Address of principal executive offices and Zip Code)

604-331-0995
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 30, 2006, we engaged Deloitte & Touche, LLP, an independent registered public accounting firm, as our principal independent accountant with the approval of our company’s board of directors. Accordingly, we dismissed Ernst & Young, LLP on May 30, 2006.

The report of Ernst & Young, LLP on our financial statements for the last two fiscal years, ended December 31, 2005 and December 31, 2004, did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the last two years there were no disagreements (within the meaning of Instruction 4 of item 304 of Regulation 8-K) with Ernst & Young, LLP as to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation 8-K).

We provided Ernst & Young, LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Ernst & Young, LLP, an independent registered public accounting firm, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have not consulted with Deloitte & Touche, LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our company’s financial statements during the two most recent fiscal years through the present.

The change of auditors was approved by our Board of Directors as of May 1, 2006, and ratified by the shareholder at the Company’s Annual General Meeting held May 30, 2006.

Item 9.01. Financial Statements and Exhibits

16.1	Letter dated July 6, 2006 from Ernst & Young, LLP, independent registered public accountants regarding our change in independent registered public accounting firms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKGROUP INFORMATION SYSTEMS INC.

By: /s/ Susan Lovell

Susan Lovell
Chief Financial Officer
Date: July 6, 2006